NATIONAL PENN BANK
letterhead

NEWS RELEASE

DIVISION:

FOR RELEASE:   IMMEDIATE

CONTACT:       Wayne R. Weidner, President & CEO (610) 369-6282

            NATIONAL PENN BANK PURCHASES PATRIOT BANK'S TOPTON BRANCH

         Boyertown, PA, November 21, 1997... National Penn Bank, Boyertown, PA, today purchased the deposits and physical facility of Patriot Bank's branch office located at 30 West Franklin Street in Topton, PA. This branch will open for business as a National Penn branch on Monday, November 24.

         Wayne R. Weidner, President and CEO of National Penn Bank, said the acquisition will enable National Penn to consolidate its existing Mertztown Office, located at 951 State Street, into the Topton Office. This is expected to take place at the beginning of January. Customers will benefit from expanded services including an ATM and safe deposit boxes. National Penn's recently unveiled PC banking and telephone banking products for consumers also will be available to this expanded market.

         National Penn has been serving the Topton area through its Mertztown location since 1974. The new consolidated Topton branch location will be more centrally located for borough residents.

         National Penn Bank operated 50 other offices in Berks, Bucks, Chester, Delaware, Lehigh, Montgomery, Northampton, and Philadelphia Counties.